                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 14a-11(c) or Section 14a-12

                            WATSON WYATT & COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         Common Stock, par value $1.00 per share
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     (2) Aggregate number of securities to which transaction applies:

         16,980,977.12
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         N/A
     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

         N/A
     -------------------------------------------------------------------------

     (5) Total fee paid:

         None
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[_]  Fee paid previously with preliminary materials.  N/A

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

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     (4) Date Filed:

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Notes:

              [LETTERHEAD OF WATSON WYATT & COMPANY APPEARS HERE]

                                                            ______________, 1998
Dear Stockholder:

     You are cordially invited to attend a Special Meeting of stockholders (the "Special Meeting") of Watson Wyatt & Company, a Delaware corporation (the "Company"), to be held on May 5, 1998 at 10:00 a.m. (E.S.T.) at the headquarters of the Company, located at 6707 Democracy Boulevard, Suite 800, Bethesda, Maryland 20817, for the following purposes:

     1. To consider and act upon a proposal to amend Article 9 of the Restated Bylaws of the Company (the "Bylaws") to modify certain aspects of the method of calculating the share price of the Company's common stock, par value $1.00 per share (the "Bylaw Amendment Proposal").

     2. To consider and transact such other business as may properly come before the meeting.

     Details of the Bylaw Amendment Proposal to be considered at the Special Meeting are set forth in the accompanying Proxy Statement and should be considered carefully.

     YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE BYLAW AMENDMENT PROPOSAL DESCRIBED ABOVE AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE YOUR SHARES IN FAVOR OF ADOPTION OF THE BYLAW AMENDMENT PROPOSAL.

     Whether or not you expect to attend the Special Meeting, it is important that your shares be represented. Please complete, sign and date the enclosed proxy card and return it promptly in the accompanying envelope. If you attend the Special Meeting, you may vote in person even though you have returned your proxy card.


                                       Sincerely,

                                       A.W. Smith, Jr.
                                       President and Chief Executive Officer

                            WATSON WYATT & COMPANY
                           6707 Democracy Boulevard
                                   Suite 800
                            Bethesda Maryland 20817

                            -----------------------

                           NOTICE OF SPECIAL MEETING
                          To Be Held On May 5, 1998.

                            -----------------------

To the Stockholders of
WATSON WYATT & COMPANY,

     NOTICE IS HEREBY GIVEN that a Special Meeting of stockholders (the "Special Meeting") of Watson Wyatt & Company, a Delaware corporation (the "Company"), will be held on May 5, 1998 at 10:00 a.m. (E.S.T.) at the headquarters of the Company, located at 6707 Democracy Boulevard, Suite 800, Bethesda, Maryland 20817 for the following purposes:

     1. To consider and act upon a proposal to amend Article 9 of the Bylaws of the Company (the "Bylaws") to modify certain aspects of the method of calculating the share price of the Company's common stock, par value $1.00 per share (the "Bylaw Amendment Proposal").

     2. To consider and transact such other business as may properly come before the meeting.

     Details of the Bylaw Amendment Proposal to be considered at the Special Meeting are set forth in the accompanying Proxy Statement and should be considered carefully.

     The Board of Directors has fixed the close of business on _________ , 1998 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournment(s) or postponement(s) thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting and any adjournment(s) or postponement(s) thereof. A list of stockholders will be available for inspection at the office of the Company located at the address above, at least 10 days prior to the Special Meeting.

     WE STRONGLY URGE YOU TO REVIEW THIS PROXY STATEMENT AND TO COMPLETE AND RETURN THE ENCLOSED PROXY BALLOT AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. VOTING YOUR SHARES PROMPTLY WILL HELP TO AVOID COSTLY FOLLOW-UP E-MAIL AND TELEPHONE SOLICITATION.

     TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY BALLOT PROMPTLY AND DELIVER IT TO YOUR OFFICE ADMINISTRATOR IN THE ENCLOSED ENVELOPE. OFFICE ADMINISTRATORS WILL FORWARD THE SEALED ENVELOPES TO THE OFFICE OF THE CORPORATE SECRETARY, BETHESDA, MARYLAND.

                                   By Order of the Board of Directors of
                                   WATSON WYATT & COMPANY

                                   /s/ Walter W. Bardenwerper

                                   Walter W. Bardenwerper
                                   Vice President, General Counsel and Secretary

Bethesda, Maryland
______________, 1998

                          Preliminary Proxy Statement
                Subject to Completion, Dated February 20, 1998

                            WATSON WYATT & COMPANY
                           6707 Democracy Boulevard
                                   Suite 800
                           Bethesda, Maryland  20817

                                ---------------
                                PROXY STATEMENT
                                FOR THE SPECIAL
                                  MEETING OF
                                 STOCKHOLDERS
                                ---------------

     This Proxy Statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of Watson Wyatt & Company, a Delaware corporation (the "Company"), for use at a Special Meeting of stockholders of the Company to be held at 10:00 a.m. (E.S.T.) on May 5, 1998, at the headquarters of the Company, located at 6707 Democracy Boulevard, Suite 800, Bethesda, Maryland 20817 and at any adjournment(s) or postponement(s) thereof (the "Special Meeting").

     At the Special Meeting, holders of the Company's outstanding common stock, par value $1.00 per share (the "Common Stock"), will be asked to consider and to vote upon the following proposal;

     To adopt an amendment to Article 9 of the Company's Bylaws (the "Bylaws") to modify certain aspects of the method of calculating the share price of the Common Stock (the "Bylaw Amendment Proposal").

     The Company's stockholders will also be asked to consider and transact such other business as may properly come before the meeting.

     A detailed description of the Bylaw Amendment Proposal is set forth in this Proxy Statement and should be considered carefully.

     The Board of Directors has unanimously approved the Bylaw Amendment Proposal and unanimously recommends that the stockholders vote FOR adoption of the Bylaw Amendment Proposal.

     The close of business on ______ , 1998 has been fixed as the record date (the "Record Date") for determination of holders of the Common Stock entitled to notice of, and to vote at, the Special Meeting. The presence, either in person or by proxy, of holders of Common Stock representing a majority of the votes entitled to be cast at the Special Meeting constitutes a quorum for the transaction of business at the Special Meeting. A list of stockholders will be available for inspection at least ten days prior to the Special Meeting at the Office of the Secretary, 6707 Democracy Boulevard, Suite 800, Bethesda, Maryland 20817.

     Under the Delaware General Corporation Law (the "DGCL"), the Company's Restated Certificate of Incorporation, as amended, and the Bylaws, approval of the Bylaw Amendment Proposal requires the affirmative vote of at least 80% of the votes of the outstanding shares of Common Stock entitled to be cast at the Special Meeting in respect of the Bylaw Amendment Proposal. Based upon 16,980,977.12 shares of Common Stock outstanding as of February 19, 1998, the affirmative vote of 13,584,782 shares of Common Stock would be required for adoption of the Bylaw Amendment Proposal.

     All shares of Common Stock that are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not revoked, will be voted at the Special Meeting in accordance with the instructions indicated in such proxies. In the absence of contrary direction, management will vote the proxies FOR adoption of the Bylaw Amendment Proposal.

     This proxy statement and accompanying materials are first being mailed to the stockholders of the Company on or about March 2, 1998.

     The date of this proxy statement is __________, 1998.

                                 INTRODUCTION

     For most of the Company's history, the price at which the Common Stock has been purchased and sold among the Company's employees and the Company itself has been determined pursuant to a formula specified in Article 9 of the Bylaws, which is based on net book value of the Common Stock determined on an accrual basis, under generally accepted accounting principles ("GAAP"), modified from time to time for specific factors relating to the Company's business (the "Formula Book Value"). See "The Bylaw Amendment Proposal - Current Definition of Formula Book Value." In November 1996, stockholders approved a Bylaw amendment that changed the description and the calculation of that formula. At that time, 86.9% of the then outstanding shares voted to calculate the price of the Common Stock using "Formula Book Value", a method that eliminates temporary variations in stock value arising from certain non-operating transactions by spreading the economic effect of losses on real estate subleases over their terms and by eliminating certain other adjustments.

     Recent developments in the Company's outsourced benefits administration business operating by Wellspring Resources, LLC ("Wellspring"), including the financial impact of the decision to discontinue the Company's outsourcing business, discussed below, caused the Board of Directors to consider again the method used to value the Common Stock. While efforts were underway to address the business issues presented by Wellspring, alternative methods of valuing the Common Stock were examined by certain working groups appointed by Mr. A.W. Smith, Jr., President and Chief Executive Officer and by the Finance Committee and the Compensation and Stock Committee (the "Committees") of the Board of Directors. From three alternatives that were initially considered, the Committees focused primarily on two: (1) a method based on an opinion of an investment banking firm and (2) an adjustment to the Formula Book Value that eliminates the effect on share value of the discontinuation of the Outsourcing Business, as defined below. After approximately two months of consideration, the Committees recommended to the Board of Directors on February 18, 1998, and the Board of Directors unanimously determined to recommend to the stockholders, a proposal to amend the Bylaws to adopt the second method, an adjustment to the method of calculating the Formula Book Value. The Board of Directors believes that the Bylaw Amendment Proposal is a reasonable and conservative method based on the historic formula pursuant to which all the purchases and sales of the Common Stock have been made, that it better comports with the Company's business and culture, and that it is more consistent with the approach that is commonly used among professional service firms, including companies in the same industry as the Company.

                                  BACKGROUND

THE COMPANY

General

     The Company, together with its affiliates and consolidated subsidiaries, provides employee benefits and human resources consulting services, including advice relating to retirement plans and other human resources issues, as well as administrative/recordkeeping services. The Company also provides services in investment risk management and general insurance consulting and derives fees from sales of surveys and implementing and licensing employee benefits software. The Company works with a diverse mix of organizations, from the largest multinationals to public employers and nonprofit institutions. Although the Company groups services into functional categories, management believes one of the Company's primary strengths is the ability to deliver its services without boundaries to meet the requirements of its clients.

Wellspring Resources, LLC

     As a strategic extension of its longstanding employee benefits administration businesses, in 1991 the Company entered into a joint marketing agreement with American Transtech, Inc. ("ATI"), a subsidiary of AT&T in Jacksonville, Florida, to jointly sell outsourced employee benefits administration services to large U.S. corporations that sponsor defined benefit, defined contribution and health and welfare plans for their employees. The arrangement between the Company and ATI combined the employee benefits expertise of the Company and the call center and data management operations of ATI. In 1992, the Company and ATI entered into negotiations that led to their retention by their first joint outsourcing client, Nynex Corporation. By mid 1994, the Company and ATI had been retained by two additional corporate clients, Rockwell International Corporation and Westinghouse Electric Corporation, and together were developing systems, software and an operational infrastructure to deliver services to these three clients (the "Retained Clients"). Recognizing that the business dynamics of outsourcing are significantly different than consulting, the Company in 1994 formed a wholly owned subsidiary, Wyatt Preferred Choice L.L.C., to focus solely on the outsourcing business. Due to the active demand at the time for outsourcing services, as well as the Company's and the industry's expectations that outsourcing provided a major growth opportunity, the Board of Directors reviewed the capital requirements for the outsourcing business in November 1994, and decided to explore the possibility of securing a partner to provide additional capital and complementary expertise to support anticipated growth. After preliminary discussions with several major firms during 1995, the Company entered into detailed negotiations with State Street Bank & Trust Company ("State Street"). In March 1996, the Company and State Street formed Wellspring as a successor to the business of Wyatt Preferred Choice. Wellspring is a limited liability company with Watson Wyatt and State Street each having a 50% beneficial ownership interest.

     In light of systems and implementation issues with the Retained Clients that began to emerge in 1995 and 1996, as well as the continued dependence by those clients upon ATI systems and operations and the estimated expenses of servicing their contracts, State Street was unwilling to include the Retained Clients as part of the initial business of Wellspring. The Company therefore retained responsibility for profits and losses associated with the Retained Clients and contracted with Wellspring to service those clients. The business transferred to, and developed by, Wellspring and the performance of the contracts for the Retained Clients are collectively referred to as the "Outsourcing Business."

Recent Developments Relating to the Outsourcing Business

     Wellspring is a development stage business. To provide sophisticated benefits administration services to its clients, Wellspring requires both substantial expertise and operational know-how in the benefits business, as well as complex systems and software through which its services are implemented. During the two years since Wellspring's formation, the Company and State Street have been investing cash in both the development of core technology needed to operate the outsourced benefits administration business and in funding the operating losses occasioned by implementing and servicing Wellspring's initial clients. In accordance with Wellspring's limited liability company agreement, the Company and State Street have each funded 50% of Wellspring's cash needs. In recognition of the significant commitment of cash that Wellspring has required, the Company and State Street have closely monitored Wellspring's operational and financial results since its formation.

     By the end of the fiscal year ended June 30, 1997 ("Fiscal Year 1997"), Wellspring had been retained by five clients: AT&T, Federal Express, Sears, US West, and Allegheny Teledyne, in addition to the Retained Clients. Although Wellspring's revenues for Fiscal Year 1997 totaled $45 million, including revenue from the Retained Clients, during Fiscal Year 1997, Wellspring experienced software development and systems implementation delays. The combination of delayed revenues arising from late systems implementations for clients, as well as unanticipated operating expenses, caused a significantly higher investment in the Outsourcing Business than had been anticipated. During Fiscal Year 1997, the Company and State Street each invested $17.0 million in Wellspring and made certain guarantees on behalf of Wellspring for leases of office space and equipment. The $17.0 million invested in Fiscal Year 1997 brought the Company's total capital contribution at the end of Fiscal Year 1997 to $36.75 million (State Street's cumulative investment being at an equal level) or $6.75 million in excess of the capital to which State Street and the Company each committed when Wellspring was formed.

     Although Wellspring did not achieve its budget in Fiscal Year 1997, it did make progress in operations, systems development and management. In the summer of 1997, Wellspring's management presented to Wellspring's Board of Managers a budget for the fiscal year ending on June 30, 1998 ("Fiscal Year 1998"). Although Wellspring's operating results were substantially on budget for the first two months of Fiscal Year 1998, the Company's on-going investments in Wellspring were projected to continue at a higher level than the Company had expected when Wellspring was formed. Consequently, the Company began evaluating potential alternatives with respect to its investment in Wellspring. The alternatives included the addition of another member to the Wellspring limited liability company, a change to the equal participation of the Company and State Street in funding the cash needs of Wellspring, the sale of Wellspring or the Company's interest in Wellspring to a third party or to State Street, and the termination of the Company's participation in the Outsourcing Business. In August 1997, the Company retained Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") to assist in its evaluation of Wellspring's prospects as well as potential alternatives to reduce the Company's funding obligations.

     From August 1997 to January 1998, the Company continued to evaluate its investment in the Outsourcing Business. The evaluation included the allocation of common costs with State Street concerning the Retained Clients. To fund Wellspring's operations during that period, the Company invested $4.8 million in Wellspring for the first quarter of Fiscal Year 1998 and $5.0 million for the second quarter of Fiscal Year 1998. For the six months ended December 31, 1997, the Company's share of Wellspring's reported after tax loss was $1.4 million. The difference between the after tax losses and the Company's and State Street's cash investments is largely attributable to the deferral of software development and net implementation cost. With respect to the Retained Clients, the amount of cash losses the Company incurred was $1.5 million for the first quarter of Fiscal Year 1998 and $3.7 million for the second quarter of Fiscal Year 1998. For the six months ended December 31, 1997, the operating loss for the Retained Clients was $7.5 million.

     In November 1997, management of Wellspring informed the Company and State Street that, contrary to Wellspring's prior budget estimates, Wellspring projected, on a preliminary basis, continued operating losses and the need for substantial cash infusions from the Company and State Street for the foreseeable future. The Company and State Street promptly began an analysis of the revised, preliminary projections developed by Wellspring. The Company continued to consider strategic alternatives regarding Wellspring which included the possible reduction or cessation of its investment in Wellspring through the sale or termination of its interest. The Company requested DLJ to commence discussions with parties that might be interested in purchasing the Company's interests in Wellspring or the entire Outsourcing Business. In December 1997 and January 1998, DLJ, the Company and State Street contacted prospective purchasers of Wellspring. After preliminary discussions with two prospective purchasers, the Company and State Street determined in January 1998 that a sale of Wellspring was not feasible. The Company and State Street then considered alternative methods to restructure the Outsourcing Business, including termination of the Company's funding obligation with respect to Wellspring.

     In February 1998, the Company and State Street concluded that, notwithstanding significant additional funding by the parties, Wellspring, as presently constituted, would require unacceptably high infusions of cash and would experience unacceptable operating losses for the foreseeable future. After further discussion with State Street, on February 18, 1998, the Board of Directors determined that it would be in the best interests of the Company to terminate the Company's funding obligations and approved a plan to discontinue the Company's involvement in the Outsourcing Business and terminate its interest in Wellspring (the "Discontinuation Plan") as soon as possible. The Discontinuation Plan contemplates that the Company will serve two of the Retained Clients through the expiration of their contracts during fiscal years 1998 and 1999 and will find a resolution acceptable to the client of the third contract as soon as commercially practicable. As a result of such determination, the Company expects to record a write-off of

$58.7 million in the third quarter of Fiscal Year 1998, which will be recorded as a reduction in investment in affiliates and deferred software and development costs. The $58.7 million consists of $44.7 million attributable to the Company's investment in Wellspring and $14.0 million attributable to the Company's investment in the Retained Clients. The Company also expects to record a reserve in the third quarter of Fiscal Year 1998 for approximately $70 million for liabilities from contract termination expenses, lease guarantees, potential estimated severance payments, stay bonuses and other expenses relating to the discontinuation of the Outsourcing Business. The expected after-tax cash effect of this reserve is approximately $38 million. Following implementation of the Discontinuation Plan, the Company will cease to hold any interest in Wellspring. Wellspring is expected to continue business on a more limited basis with State Street owning 100% of Wellspring.

Effect of the Discontinuation Plan on the Common Stock

     In the course of evaluating the Outsourcing Business in general and Well-spring in particular, the Board of Directors considered the potential negative impact of discontinuing investment in the Outsourcing Business on the value of the Common Stock as computed under Article 9 of the Bylaws using the Formula Book Value. Since the Company is owned by its employees, there is no public trading market for the Common Stock. Stock ownership is limited to full-time and certain part-time associates of the Company, its directors and certain subsidiaries and affiliates. The Board of Directors recognized that the potentially substantial write-down and cash costs required to discontinue operations of the Outsourcing Business would significantly reduce the price of a share of Common Stock, as computed under Article 9 of the Bylaws using the Formula Book Value, below the $5.30 per share price determined at June 30, 1997 for Fiscal Year 1997 and below the price per share that was otherwise anticipated under that formula on June 30, 1998 for Fiscal Year 1998. As a result, the Board of Directors considered whether the Formula Book Value continued to appropriately reflect the value of the Common Stock, or whether an alternative methodology should be adopted.

     In December 1997, several working groups were formed to evaluate both the operational and financial issues associated with the Outsourcing Business as well as the impact of potential write-downs and exit costs from Wellspring on the price per share of the Common Stock. These working groups evaluated three potential alternatives to the Formula Book Value Method set forth in Article 9 of the Bylaws: (i) modifying the Formula Book Value Method to eliminate the effect of discontinuing the operations of the Outsourcing Business (the "Modified Formula Book Value Method"); (ii) basing the value of the Common Stock on an anuual opinion obtained from an independent investment banking firm, which would include appropriate adjustments to reflect the absence of an external trading market for the Common Stock and the Company's employee-owned status (the "Opinion Method"); and (iii) adopting a modified cash flow valuation method. After several meetings to review these potential alternatives, the working groups concentrated their attention on alternatives (i) and (ii), and reported the outcome of their analyses to the Committees. As part of the consideration of the Opinion Method, DLJ was requested to provide an opinion of the range of aggregate value of the Common Stock. A copy of such opinion, dated February 6, 1998 (the "DLJ Opinion"), is attached as Exhibit A to this Proxy Statement and includes the assumptions made, methodologies followed, other matters considered and limits of review by DLJ.

     The Committees determined to recommend the Modified Formula Book Value Method to the Board of Directors as the most appropriate alternative for the Company. On February 18, 1998, the Committees made a presentation to the Board of Directors which unanimously voted to adopt the Modified Formula Book Value Method and to recommend that stockholders approve the Bylaw Amendment Proposal at the Special Meeting. The decision by the Board of Directors was based upon the following reasons, which were also the bases for the Committees' recommendation:

     1. The Modified Formula Book Value Method results in a continuation of the fundamental valuation approach used by the Company throughout most of its history;

     2. The Modified Formula Book Value Method is a relatively conservative valuation method, more consistent than the Opinion Method with the stock ownership philosophy adopted by the Board of Directors and previously communicated to the stockholders;

     3. The Modified Formula Book Value Method more closely approximates the capitalization methodologies generally used by professional service firms like the Company;

     4. Although the Modified Formula Book Value Method is not as effective as the Opinion Method in producing an appropriate result upon the occurrence of extraordinary events, it produces potentially less volatile results than would be expected to result from the Opinion Method over the long term; and

     5. The Modified Formula Book Value Method provides the Board of Directors with the flexibility needed in a professional service firm to strike appropriate balances between compensation rewards to employees in their employment capacity and returns on capital investment in their stockholder capacity based on the business conditions prevailing in different years.

     In reaching its decision, the Board of Directors placed no greater weight on any single factor than on any other factor. Given the history of employee ownership of the Common Stock, the valuation criteria for equity securities used by other consulting firms and the Company's culture, the Board of Directors did not request DLJ's view concerning the valuation alternatives being considered by the Board of Directors.

     The Board of Directors recognized that the adjustment to eliminate the effects of discontinued operations regarding the Outsourcing Business will result in a substantial improvement in the price at which shares of the Common Stock are purchased and sold above the price that would have resulted for Fiscal Year 1998 if the Bylaw Amendment Proposal were not adopted, but an amount not much higher than that which has been prevailed in the recent past. The Board of Directors believes that the resolution of the Outsourcing Business through the Discontinuation Plan will have positive effects on the financial condition, results of operation and liquidity of the Company.

     The DLJ Opinion, which among other things, assumes the shutdown of Wellspring, provides a range of aggregate Common Stock valuation of $120 million to $130 million on the basis of a "private market discount", as defined in the DLJ Opinion. Such a range of values would be in excess on a per share basis of the price derived using the Formula Book Value currently in effect and the price derived using the Modified Formula Book Value. Because it was prepared on the basis of a private market discount, the DLJ Opinion does not reflect a market valuation of the Common Stock nor does it necessarily reflect a range of values of Common Stock that would prevail in the event of a sale of the Company.

     In performing its analyses, DLJ assumed the accuracy of the following Company estimates relating to the shutdown of Wellspring: (i) a $58.7 million write-off of its Wellspring investment, (ii) additional cash outlays of approximately $71.3 million and (iii) a one-time tax benefit of $56.2 million related to the shutdown. DLJ treated the additional cash outlays of $71.3 million as indebtedness of the Company and accordingly, deducted it from the Company's estimated value to determine the valuation of the Common Stock. Subsequent to the date of the DLJ Opinion, the Company has continued to refine the amounts attributable to the accrual resulting from the Discontinuation Plan from $71 million to approximately $60 million. Therefore, the aggregate value of the Common Stock under the Opinion Method may be different than the range of value set forth in the DLJ Opinion. The Board of Directors does not believe that any such difference would affect its determination to adopt the Bylaw Amendment Proposal, even if the amount of such difference is material.

     Pursuant to the terms of an engagement letter, the Company has paid DLJ $500,000 for services relating to the valuation and has agreed to pay an additional $150,000 for any update of the valuation prior to December 31, 2000, if the Company so requests. The Company has also agreed to reimburse DLJ promptly for all out-of-pocket expenses (including the reasonable fees and out-of-pocket expenses of counsel) which DLJ incurs in connection with its engagement, and to indemnify DLJ and certain related persons against certain liabilities in connection with its engagement, including liabilities under the federal securities law. The Company previously engaged DLJ to act as the Company's exclusive financial advisor through March 31, 1998 and paid DLJ $450,000 in connection with this assignment. In that role DLJ analyzed various and strategic alternatives available to the Company, in particular, focused on the operations of Wellspring.

     After a detailed evaluation of the alternatives, the Board of Directors believes that the Bylaw Amendment Proposal is a reasonable and appropriate method for determining the price for purchases and sales of the Common Stock among the Company and its employees and affiliates.

Other Matters

     In January 1998, the Company deferred the annual sale of Common Stock until the resolution of important issues of business strategy and financial investments. In light of the time required to conduct the Special
Meeting, the Board of Directors has determined not to conduct an annual stock sale before the end of the Fiscal Year 1998.

                         THE BYLAW AMENDMENT PROPOSAL

     The Board of Directors seeks stockholders approval of a proposal to amend
Article 9 of the Bylaws to modify the method of calculating the share price of the Common Stock through the changes described below. The Board of Directors unanimously approved the Bylaw Amendment Proposal on February 18, 1998 and recommends that the stockholders adopt the Bylaw Amendment Proposal.

Current Definition Of Formula Book Value

     The Common Stock is valued according to a formula set forth in the Bylaws. Under that formula, the value of the Common Stock is equal to the Formula Book Value (as defined in the Bylaws), subject to certain adjustments. Section 9.9(b) of the Bylaws currently defines Formula Book Value as follows:

     "Net Book Value of Common Stock as used herein shall mean the consolidated net book value of the Common Stock of the Corporation determined, on an accrual basis, by generally accepted accounting principles except that in computing such Net Book Value as of June 30, 1994, or any subsequent fiscal year end, consolidated assets of the Corporation consisting of subscriber lists, computer software and data banks used principally in compensation survey or related businesses carried on by the Corporation or any subsidiary shall be value at 50% of the Consolidated income received by the Corporation in respect of such business during the fiscal year then ended. Formula Book Value as used herein shall mean the Net Book Value of the Corporation's Common Stock as of June 30, 1996, increased or decreased by net income or losses, and all other GAAP basis increases or decreases to Net Book Value occurring after June 30, 1996, adjusted to (i) spread the economic impact of certain real estate sublease losses over the remaining life of the sublease; and (ii) eliminate annual changes in the Currency Translation Adjustment ("CTA") occurring after June 30, 1996."

Proposed Amendment

     The Bylaw Amendment Proposal would modify the formula for determining the price of the Common Stock contained in Section 9.9(b) of the Bylaws to eliminate the effect of the discontinuation of the Outstanding Business under the Discontinuation Plan.

     The relevant text of Section 9.9(b) of the Bylaws as it would read upon approval of the Bylaw Amendment Proposal is set forth below with the new text set forth in bold print:

     Net Book Value of Common Stock as used herein shall mean the consolidated net book value (defined as the sum of Redeemable Common Stock and Permanent Shareholders' Equity on the Corporation's Consolidated Balance Sheet as of the fiscal year end) of the Common Stock of the Corporation determined, on an accrual basis, by generally accepted accounting principles ("GAAP") except that in computing such Net Book Value as of June 30, 1984, or any subsequent fiscal year end, consolidated assets of the Corporation consisting of subscriber lists, computer software and data banks used principally in compensation survey or related businesses carried on by the Corporation or any subsidiary shall be valued at 50% of the Consolidated income received by the Corporation in respect of such business during the fiscal year then ended. Formula Book Value as used herein shall mean the Net Book Value of the Corporation's Common Stock as of June 30, 1996, increased or decreased by net income or losses, and all other GAAP basis increases or decreases to Net Book Value occurring after June 30, 1996, and adjusted to (i) spread the economic impact of certain real estate sublease losses over the remaining life of the sublease; (ii) eliminate annual changes in the Currency Translation Adjustment ("CTA") occurring after June 30, 1996; and (iii) eliminate the after-tax increases or decreases in Net Book Value recorded in accordance with GAAP as a result of the Discontinuation of the Outsourcing Business. The "Discontinuation of the Outsourcing Business" as used herein means the discontinuation of the outsourcing business pursuant to the Discontinuation Plan adopted by the Board of Directors of the Corporation on February 18, 1998, as set forth in the minutes of the meeting of the Board of Directors of the Corporation held on February 18, 1998."

        The per share price of the Common Stock for Fiscal Year 1997 and Fiscal Year 1998 was calculated using the Formula Book Value, as in effect before giving effect to the Bylaw Amendment Proposal. If adopted, the Bylaw Amendment Proposal would be effective on June 30, 1998 and would continue to be used to determine the share price for periods subsequent to Fiscal Year 1998.

        The full text of Article 9 of the Bylaws, as in effect on the date hereof before giving effect to the Bylaw Amendment Proposal, is set forth as Exhibit B to this Proxy Statement. The full text of Article 9 of the Bylaws, as will be in effect on June 30, 1998 if the Bylaw Amendment Proposal is adopted, is set forth as Exhibit C to this Proxy Statement. The Company will provide a copy of the complete Bylaws without charge upon written request by any stockholder. Requests should be directed to Walter W. Bardenwerper, Vice President, General Counsel & Secretary, Watson Wyatt & Company, 6707 Democracy Blvd., Suite 800, Bethesda, Maryland 20817-1129.

Impact On Stock Price

        The impact on the stock price from changing the valuation method in the manner described above cannot be predicted and may be positive or negative in any particular year. The following table represents the Company's estimates of the value per share of Common Stock at June 30, 1998 under the Bylaws using the Formula Book Value, as in effect on the date hereof, and under the Bylaws using the Formula Book Value as modified by the Bylaw Amendment Proposal. The "Per Share Formula Book Value" calculation as presented in the following table is based on estimates concerning charges for the discontinuation of the Outsourcing Business and the results of continuing operations and other factors and the actual Formula Book Value will vary from that set forth in the following table to the extent actual results vary from such estimates. Therefore, the "Per Share Formula Book Value" calculated in the table is for illustrative purposes only and may or may not be the value at June 30, 1998.

                     Estimated Formula Book Value per share
                       (in millions except per share data)


                                                                                                             Estimated Formula Book
                                                          Estimated Formula Book                              Value June 30, 1998,
                                                           Value June 30, 1998,                              after giving effect to
                                                          before giving effect to                               Bylaw Amendment
                                                         Bylaw Amendment Proposal     Proforma Change               Proposal
INCOME STATEMENT
Estimated income from continuing operations                $            17.8                      $--          $            17.8
    Income Taxes on continuing operations                               (9.3)                                               (9.3)

    Compensation charge                                                  --                     (73.8) A                  (73.8)
                                                           -----------------         ------------------        ------------------
Income from continuing operations                                        8.5                     (73.8)                    (65.3)

Discontinued Operations:
    After tax Loss from Discontinued Operations                         (7.9)                                               (7.9)
    After tax Loss on disposal of Discontinued Operations              (65.9)                    --                        (65.9)
                                                           ------------------        -----------------         ------------------
                                                                       (73.8)                    --                        (73.8)
Estimated net loss                                         $           (65.3)        $           (73.8)        $          (139.1)
                                                           ==================        ==================        ==================

FORMULA BOOK VALUE
Shareholders' equity, beginning of period                  $            83.9         $            --           $            83.9
    Estimated net loss                                                 (65.3)                    (73.8)                   (139.1)
    Net stock activity                                                 (11.1)                     73.8 B                    62.7
    Cumulative translation adjustment                                   (3.1)                     --                        (3.1)
                                                           ------------------        -----------------         ------------------
Shareholders' equity, end of period                                      4.4                      --                         4.4

Adjustments required to arrive at Formula Book Value
  (before amendment)

Cumulative translation adjustment since 6/30/96                          3.3                      --                         3.3
Surveys adjustment                                                       5.9                      --                         5.9
Real estate sublease loss adjustment                                     4.7                      --                         4.7

Proposed Adjustment to Formula Book Value:
Discontinued operations, net of tax                                     --                        73.8 C                    73.8
                                                           ---------------           -----------------         -----------------

Estimated Formula Book Value, after amendment              $            18.3         $            81.7         $            92.1
                                                           =================         =================         =================

Estimated shares outstanding at June 30, 1998                         16,112                      --                      16,112

Estimated Formula Book Value, per share                    $            1.14*        $            --            $           5.72*


A Additional compensation expense required to be recorded in the Income Statement due to the Bylaw change to eliminate the effect of the discontinued operations from the Formula Book Value calculation
B  Increase in equity corresponding to A
C  Increase in Formula Book Value as a result of the Bylaw Amendment Proposal
*  Estimated Formula Book Values per share are based on estimates.

Cautionary Statement Regarding Forward-Looking Statements

     Certain statements contained in this Proxy Statement, including without limitation statements containing the words "believes," "estimates," "anticipates," "intends," "expects" and words of similar import, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions, both nationally, internationally and in the regions in which the Company operates; industry capacity; demographic changes; existing government regulations and changes in, or the failure to comply with, governmental regulations; liability and other claims asserted against the Company; competition; the loss of any significant customers; changes in business strategy or development plans; the ability to attract and retain qualified personnel; and other factors referenced in this Proxy Statement. Any estimates and projections referenced herein have been developed solely by the management of the Company and are based on the Company's best judgements together with the Company's knowledge and experience and awareness of trends in the industry in which the Company operates. These forward-looking statements are necessarily based upon numerous assumptions and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company, and upon assumptions with respect to future business decisions that are subject to change. GIVEN THESE UNCERTAINTIES, THE STOCKHOLDERS OF THE COMPANY ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf are expressly qualified in their entirety by the cautionary statements set forth or referred to above in this paragraph. The Company disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Recommendation of the Board of Directors

     The Board of Directors believes that the Bylaw Amendment Proposal is beneficial to the Company for the reasons set forth above. The Board of Directors recommends that stockholders vote FOR the proposal. Approval of the Bylaw Amendment Proposal requires the affirmative vote of the holders of shares representing at least 80% of the outstanding voting rights of the Common Stock, entitled to be cast in respect of the Bylaw Amendment Proposal at the Special Meeting. Based upon 16,980,977.12 shares of Common Stock outstanding at February 19, 1998, the affirmative vote of 13,584,781.7 shares would be required to approve the Bylaw Amendment Proposal.

            MANNER IN WHICH THE PROXIES WILL BE SOLICITED AND VOTED

     The shares represented by each properly executed proxy not subsequently revoked will be voted at the Special Meeting in accordance with the instructions contained therein. If no specification is made, the proxy will be voted FOR adoption of the Bylaw Amendment Proposal.

     A stockholder giving a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy prior to its exercise by (i) filing a written notice of revocation bearing a later date with Walter W. Bardenwerper, Secretary, Watson Wyatt & Company, 6707 Democracy Boulevard, Bethesda, Maryland 20817 prior to the Special Meeting; (ii) delivering to the Company a duly executed proxy bearing a later date; or (iii) attending the Special Meeting and voting in person.

     If necessary, the holders of the proxies may vote in favor of a proposal to adjourn the Special Meeting, to permit further solicitation of proxies, to obtain sufficient votes to adopt any matter considered at the Special Meeting. If the Special Meeting is adjourned for any reason, at any subsequent reconvening of the Special Meeting all proxies may be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting (except for any proxies that have herefore effectively been revoked or withdrawn). The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, by telephone, electronically or by facsimile transmission by officers, directors and employees of the Company, who will not be specifically compensated for such solicitation activities.

     The Board of Directors has fixed the close of business on _______, 1998 as the Record Date for determination of holders of the Common Stock entitled to notice, of and to vote at, the Special Meeting. The Bylaws provide that the presence, either in person or by proxy, of persons holding a majority of the shares of Common Stock outstanding on the Record Date constitutes a quorum for the transaction of business at the Special Meeting. A list of stockholders will be available for inspection at least ten days prior to the Special Meeting at the Office of the Secretary of the Company, 6707 Democracy Boulevard, Suite 800, Bethesda, Maryland 20817.

     Management knows of no other matter that may come up for action at the meeting. If, however, any other matter properly comes before the meeting, the proxies named on the proxy form (the "Proxy") enclosed will vote in accordance with their judgement upon such matter. Individual proxies will be counted by the Company's Corporate Secretary. Whether or not you expect to be present at the meeting, you are urged to date, sign and promptly return the enclosed Proxy to
[       by      , 1998] for forwarding to the Office of the Secretary of the
Company. Please return your Proxy in accordance with the directions on the bottom of the Proxy.

                  OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                     MANAGEMENT OF WATSON WYATT & COMPANY

Beneficial Ownership of Common Stock

     The following table sets forth certain information regarding beneficial ownership of the Common Stock as of February 19, 1998, by; (i) each person known to the Company to beneficially own more than five percent of the Common Stock;
(ii) each executive officer and director of the Company; and (iii) all directors and executive officers of the Company as a group. To the Company's knowledge, no person beneficially owns more than 2.1% of the outstanding shares of Common Stock. The figures below include shares owned through the Company's Stock Purchase Plan and Stock Ownership Plan. Except as indicated in the footnotes to this table, the business address of each person named in this table is the address of the Company and each such person has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such person subject to community property laws where applicable.

                                 Number of Outstanding Shares
 Director, Executive Officer     of Common Stock Beneficially    Percentage of
       or Stockholder             Owned on February 19, 1998     Total Shares
 ---------------------------     ----------------------------   --------------

 Walter W. Bardenwerper                    106,936                    *
    Vice President, General
    Counsel and Secretary

 Thomas W. Barratt                          71,600                    *
    Vice President and
    Central Regional Manager

 Charles A. Clemens                          7,500                    *
    Director, Acting
    Practice Director for
    HealthCare Practice

 Paul R. Daoust                            301,318                   1.8%
    Executive Vice President and
    Chief Operating Officer

 Paula A. DeLisle                           44,900                    *
    Vice President and
    Managing Consultant, Hong Kong

                                                                        Number of Outstanding Shares
                                                                        of Common Stock Beneficially
    Director, Executive Officer, Shareholder                             Owned on February 19, 1998       Percentage of Total Shares
    ---------------------------------------                              --------------------------       --------------------------
Robert J. Ellis                                                                     97,776                            *
     Vice President and Director of Marketing

David B. Friend                                                                     46,000                            *
     Vice President and Regional Manager for Eastern Region

John J. Gabarro/A/                                                                   7,500                            *
     Director

John J. Haley                                                                      227,749                          1.3%
     Vice President and Retirement Practice Director

Gary T. Hallenbeck                                                                 122,500                            *
     Vice President of Corporate Strategy and Development

Ira T. Kay                                                                          60,900                            *
     Vice President and Compensation Practice Director

Brian E. Kennedy                                                                    35,000                            *
     Vice President Managing Director, Canada and Managing
     Consultant, Toronto

Barbara L. Landes                                                                   60,000                            *
     Vice President, Finance and Chief Financial Offer

Rober D. Masding/B/                                                                    0
     Senior Partner, Watson Wyatt Partners

Carl D. Mautz                                                                        2,200                            *
     Controller

R. Michael McCullough/C/                                                             7,500                            *
     Director

Gail E. McKee                                                                        4,500                            *
     Vice President, Account Manager and Director of
     Account Management, Western Region

Paul V. Mee                                                                         88,600                            *
     Vice President, Western Regional Manager and
     Managing Consultant, Southern California

Sylvester J. Schieber                                                              133,338                            *
     Vice President and Director of Research and Information
     Center

A.W. Smith, Jr.                                                                    276,342                          1.6%
     President and Chief Executive Officer

Eric B. Schweizer                                                                   19,000                            *
     Treasurer

John A. Steinbrunner                                                               103,191                            *
     Vice President and Central Region Retirement Practice
     Leader

A. Grahame Stoh                                                                    129,000                            *
     Vice President and Managing Director, Asia-Pacific Region

Watson Wyatt Partners                                                              359,000                          2.1%

Robert J. Webb                                                                     295,800                          1.7%
     Vice President and Managing Consultant-Dallas

All current directors and executive officers as a group (24)                     2,249,150                         13.2%

* Beneficial ownership of 1% or less of all of the outstanding Common Stock is indicated with an asterisk.
-----------------------------------
/A/ The address of Mr. Gabarro is Harvard Business School, Morgan Hall-399
    Soldier's Field, Boston, MA 02163.
/B/ Watson Wyatt Holdings Limited, which is wholly owned by Watson Wyatt
    Partners, in which Mr. Masding is a senior partner, owns 359,000 shares of the Common Stock. Mr. Masding's address is Watson Wyatt Partners, Watson House, London Road, Reigate Surrey RH2 9PQ, England.
/C/ The address of Mr. McCullough is Booz Allen & Hamilton, 8283 Greensboro
    Drive, McLean VA 22102.

                             SHAREHOLDER PROPOSALS

     Any shareholder wishing to present a proposal at the 1998 Annual Meeting of the Company, currently expected to be held on November 19, 1998, may submit such proposal in writing to Watson Wyatt & Company, Office of the Secretary, 6707 Democracy Boulevard, Suite 800, Bethesda, Maryland 20817. Such proposals must be received no later than June 30, 1998.

                                By Order of the Board of Directors



                                ----------------------------------------
                                Walter W. Bardenwerper, Secretary


Bethesda, Maryland



____________________, 1998

                                   EXHIBIT A

February 6, 1998

Board of Directors
Watson Wyatt & Company
6707 Democracy Boulevard, Suite 800
Bethesda, MD 20817-1129

Ladies and Gentlemen:

        You have requested our opinion as to the range of valuation of the common stock (the "Common Stock") of Watson Wyatt & Company (the "Company"). For the purposes of this letter, we have assumed that the Common Stock would not have been readily transferable to third parties and it therefore would have been valued at a discount to publicly-traded common stock. In our analysis, we assumed such "private market discount" is the amount by which the fair value of the Common Stock would be discounted to reflect the value at which a large minority interest block of common stock could be sold to third party institutional investors in the absence of any public market for the shares and assuming such institutional investors would be subject to the then current restrictions on the Common Stock. For purposes of determining the value of the Common Stock, we have:

              (i) analyzed certain publicly available financial statements and other financial and operating data concerning the Company, and certain financial projections prepared by the management of the Company;

              (ii) compared the financial performance of the Company with that of certain other comparable publicly-traded companies and their securities;

              (iii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

              (iv) reviewed the operating and shutdown assumptions related to the Company's interest in Wellspring Resources, LLC ("Wellspring");

              (v) held discussions with members of management of the Company with respect to past results, current operations, and future prospects of the Company;

              (vi) performed such other analyses as we have deemed appropriate.

        In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company or its representatives, or that was otherwise reviewed by us. With respect to both the Company's financial projections and the assumptions relating to Wellspring that were supplied to us, we have assumed that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company as to the future operating and financial performance of the Company and shutdown of Wellspring. We have not assumed any responsibility for making an independent evaluation of any assets or liabilities or for making any independent verification of any of the information reviewed by us.

        Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion, unless otherwise requested by the Company in accordance with the terms of the letter agreement between the Company and Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") dated August 19, 1997, as amended by the letter agreement dated January 30, 1998.

     DLJ, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. DLJ has performed investment banking and advisory services for the Company in the past and has received customary compensation for such services.

     Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the aggregate value of the Common Stock is within the range of $120 million to $130 million.

     This letter is provided to the Board of Directors of the Company solely for its use and is not to be provided to or relied upon by anyone other than the Company without our express written consent.


                                Very truly yours,



                                DONALDSON, LUFKIN & JENRETTE
                                   SECURITIES CORPORATION



                                By:
                                   ----------------------------
                                   Peter B. Pond
                                   Managing Director

                                   EXHIBIT B

                       RESTRICTION ON TRANSFERS OF STOCK
                                CURRENT VERSION

     Section 9.1 Restriction on Stock. Except for (i) transfers to the Corporation or to trusts, personal holding companies or other entities satisfying the terms and conditions of Section 9.2 or 9.3 below, (ii) reversions from trusts described in Section 9.2 to the grantors thereof or their estates, or (iii) transfers from personal holding companies or similar entities described in Section 9.2 to the sole shareholders thereof, no present or future shareholder shall transfer, whether by way of sale, gift, hypothecation, trust distribution, will, intestacy or any other disposition, any shares of any class of capital stock ("Stock") in the Corporation now owned or hereafter acquired by such shareholder (including, without limitation, shares of Stock acquired upon conversion or exchange of other shares of Stock), without first giving the Corporation prior written notice of his intention to so dispose of such Stock. Said notice to the Corporation ("Disposition Notice") shall state the terms and conditions of the proposed disposition, including the names of the transferees, the purchase price and payment terms, if any, the type of disposition, and the number of shares to be transferred ("Offered Shares"). A shareholder giving a Disposition Notice is herein sometimes called an "Offering Stockholder".

(a) The Corporation shall have the option for a period of thirty days following the receipt of a Disposition Notice from an Offering Stockholder to buy on such Closing Date, as is determined by the President or Secretary, part or all of the Offered Shares at the price per share determined in accordance with Section 9.5 of this Section 9, provided that the Corporation may buy less than all of the Offered Shares if the balance of the Offered Shares is contemporaneously purchased by Eligible Purchasers (or otherwise disposed of in accordance with these Bylaws) or if the Offering Stockholder elects to accept offers by the Corporation and/or Eligible Purchasers to purchase less than all of the Offered Shares and to retain the balance of the Offered Shares. If the Corporation does not elect to purchase all Offered Shares, within thirty days after receipt of the Offering Stockholder's Disposition Notice, it shall forward to the Offering Stockholder a list of the names and addresses of all Eligible Purchasers together with a description of their respective rights to purchase Offered Shares not initially purchased by the Corporation.

     The Offering Stockholder shall within fifteen days after receipt of such list of Eligible Purchasers offer to sell the balance of the Offered Shares to such Eligible Purchasers in accordance with their respective rights to purchase set forth in such list.

(b) Elections by Eligible Purchasers to purchase Offered Shares under subsection (a) hereof shall be by written notice delivered both to the Corporation and to the Offering Stockholder within thirty days following the receipt of the offer to sell from the Offering Stockholder as provided in Section 9.1(a) hereof.

(c) The Corporation shall have the further option to buy or furnish Eligible Purchasers for any Offered Shares not initially to be purchased by the Corporation or by Eligible Purchasers under subsections (a) or (b) hereof within 120 days following receipt by the Corporation of the Disposition Notice.

(d)  The Offered Shares, if any, not purchased under subsections (a), (b), or
     (c) of this Section 9.1 may be disposed of within 150 days after receipt by the Corporation of the Disposition Notice, but only to persons and only on the terms and conditions set forth in the Disposition Notice. Any Offered Shares not so transferred within such 150-day period may not thereafter be transferred, except upon compliance with the terms of this Section 9 of the Bylaws and as if they had not been previously offered hereunder. Any attempt to transfer any Stock of the Corporation in contravention of the provisions of this Section 9 shall be null and void and without legal effect, except that such attempted transfer shall constitute a continuing offer to sell all such Stock under Section 9.1 (a) hereof. The price at which such Stock may be purchased by the Corporation or Eligible Purchasers shall be determined pursuant to Section 9.5 of this Section 9; such Stock will be deemed to have been offered at the date of the attempted transfer; and, for purposes hereof, such attempted transfer shall be deemed to constitute the giving of a Disposition Notice under Section 9.1, but there shall be no limitations on the time periods within which the Corporation and/or Eligible Purchasers shall be required to exercise their rights hereunder.

         Section 9.2 Revocable Trusts; Personal Holding Corporations.

  (a) Anything in this Section 9 to the contrary notwithstanding, any shareholder may, with the approval of the Board of Directors or such officer(s) as may be designated by the Board of Directors for such purpose, transfer any or all Stock of the Corporation now owned or hereafter acquired by him to a revocable trust for the sole benefit of himself during his lifetime, provided that:

         (i) the trust instrument acknowledges that the Stock is held subject to the terms and conditions of these Bylaws;

         (ii)  the trust, by its terms, provides that on the first to occur of:

               (A)  the termination of the trust,

               (B) the ceasing of the shareholder to act as sole trustee of the trust, or

               (C) any event described in Section 9.4 with respect to the settlor, all stock of the Corporation then held by the trust will either revert to the shareholder or be offered for sale by the same procedure as set forth in Section 9.1 hereof.

         (iii) the shareholder is the sole trustee of said trust and the trust grants to the shareholder and to no other person, corporation or other entity full powers as trustee with respect to all Stock of the Corporation at any time held by the trust, including powers to attend all meetings of shareholders, vote such shares and give proxies with respect thereto, make all decisions with respect to the trust's sale or purchase thereof, including the power to direct the sale of some or all of the Stock of the Corporation at any time for any reason deemed valid by said shareholder;

         (iv) a copy of the trust, as from time to time amended, is at all times kept on file by the Trustee thereof with the Secretary of the Corporation; and

         (v) the trust, by its terms, provides that any amendment that in any way affects the Stock of the Corporation held by the trust or any of the provisions relating to such Stock set forth in subparagraphs [(a)](i) through [d](iv) above, must be approved in advance by the President, Treasurer or Secretary of the Corporation or shall be null and void and of no effect with respect to such Stock.

  (b) Personal Holding Corporations. Anything in this Section 9 to the contrary notwithstanding, any non-U.S. resident shareholder of the Corporation's stock (for purposes of this paragraph, the "Shareholder") may, with the approval of the Board of Directors or such officer(s) as may be designated by the Board of Directors for such purpose, transfer any or all Stock of the Corporation now issued or hereafter acquired by him (or direct the Corporation to issue stock allocated by the Corporation to him) to a personal holding corporation incorporated under the laws of a jurisdiction outside of the United States which corporation is wholly-owned by such Shareholder (or such similar entity under the laws of the jurisdiction in which such Shareholder is domiciled which is wholly-owned by such Shareholder and which is approved by the General Counsel of the Corporation in his discretion), provided that:

(i) One hundred percent (100%) of the stock of such personal holding corporation is owned solely by the Shareholder (or the ownership of such other similar approved entity is one hundred percent (100%) vested in the Shareholder) and no person, corporation or other entity other than the Shareholder shall have any rights or powers with respect to the ownership, control or direction of any stock of such personal holding corporation or other similar approved entity or any stock of the Corporation at any time held by such personal holding corporation or other similar approved entity, including, without limitation, any right to attend meetings of shareholders, vote such shares or give proxies with respect thereto;

(ii) the Articles of Incorporation, Bylaws and any other charter or governing documents of such personal holding corporation or other similar approved entity contain restrictions on the transfer of its stock which have substantially the same effect as the stock transfer restrictions contained in these Bylaws, and are approved in writing by the General Counsel of the Corporation, are not amended without such approval and certified or notarized copies thereof are at all times kept on file with the Secretary of the Corporation;

(iii) all stock certificates of the personal holding corporation (or similar documents evidencing ownership of such other similar approved entity) contain a legend identifying the existence of such transfer restrictions;

(iv) such personal holding corporation or similar approved entity shall agree in writing with the Corporation not to issue or allot any additional stock of any class to anyone other than the Shareholder;

(v) the Shareholder and the personal holding corporation or other similar approved entity agree with the Corporation in writing, in a form approved by the General Counsel of the Corporation, that they will abide by all of the terms restricting the transfer of the Corporation's stock as set forth in these Bylaws (as they may be amended from time to time) and that they will take or cause to be taken all steps which may be required in order to assure compliance with the stock transfer restrictions contained in these Bylaws, including an agreement not to transfer the stock of the personal holding corporation (or other evidence of ownership of a similar approved entity); and

(vi) the personal holding corporation (or similar approved entity) and the Shareholder shall agree in writing with each other and the Corporation that, upon the first to occur of:

      (A)  any event described in Section 9.4 with respect to the Shareholder;

      (B) the bankruptcy, insolvency, dissolution (either voluntary or involuntary), sale or merger of the personal holding corporation or other similar approved entity, or the sale or attempted sale of any of its stock, other than in accordance with these Bylaws, or its assets, or the imposition of any lien upon the stock of the Corporation or other assets owned by the personal holding corporation or other similar approved entity; or

      (C) the amendment of the Articles of Incorporation, Bylaws, or other charter or governing documents of such personal holding corporation or other similar approved entity, which amendment is not approved in writing by the General

                 Counsel of the Corporation, or any breach of any of the provisions of subparagraphs (i) through (v) of this subsection;

           all stock of the Corporation then owned by the personal holding corporation or other similar approved entity will be deemed to be offered for sale by the same procedures as set forth in Section 9.1 hereof.

     Section 9.3 Employee Trusts. Anything in this Section 9 to the contrary notwithstanding, Stock of the Corporation may be owned by one or more trusts maintained exclusively for the benefit of employees of the Corporation and/or any of its present or future subsidiaries and either qualified under Section 401(a) or 501(a) of the Internal Revenue Code of 1986 (or any successor statute), or approved by the Board of Directors of the Corporation, provided that:

(a) upon the occurrence of any event specified in Section 9.4 with respect to any employee who is then a beneficiary of such trust, the trust shall offer for sale in accordance with the terms and provisions of Section 9.4 hereof:

     (i) all Stock of the Corporation, if any, allocated to the separate account of such employee under the trust's terms; and

     (ii) a pro rata portion of all Stock of the Corporation held by such trust and not allocated to the separate accounts of beneficiaries, such pro rata portion to be based upon such actuarial and other considerations as the trustees of the trust and the Board of Directors of the Corporation shall, in their absolute discretion, deem appropriate.

     Section 9.4 Death, Termination of Employment, Bankruptcy, Liens. On the death of a shareholder, or upon the termination of a shareholder's employment with the Corporation or any subsidiary of the Corporation, whether said termination be by retirement, voluntary or involuntary termination, or for any other reason, or upon the Corporation receiving actual knowledge that a shareholder or any personal holding corporation or similar approved entity as described in Section 9.2 has become bankrupt or suffered or permitted the imposition of any lien or attachment on any Stock of the Corporation owned by such shareholder or any trust, personal holding company or other similar approved entity holding Stock for his benefit, whichever first occurs ("Determination Date"), all Stock of the Corporation then owned by such shareholder or his representative or held for his benefit in any trust, personal holding company or other entity permitted hereunder shall be deemed offered for sale and to constitute Offered Shares subject to purchase by the same procedure as set forth in Section 9.1 of this Section 9, excepting that, purchase of such shares shall occur on such Closing Date (not more than 245 days after the Determination Date), as the President or Secretary shall determine with payment to be made in accordance with Section 9.6 hereof. Any of such shares of Stock not elected to be purchased by the Corporation or by Eligible Purchasers within 245 days after the Determination Date shall be purchased by the Corporation unless and to the extent that the Corporation is prohibited from doing so by the DGCL. For purposes of this Section 9.4, notwithstanding any other provision of this Bylaw, a shareholder shall be deemed to own all Stock transferred by him to a trust satisfying the terms and conditions of Section 9.2 hereof and such trust shall have the same obligations with respect to the sale of such Stock hereunder as the shareholder would have had if the Stock had not been transferred to said trust.

Section 9.5  Purchase Price

(a) The Purchase Price for any Stock of the Corporation shall be determined in accordance with this Section 9.5, excepting that if a Disposition Notice given under Section 9.1 indicates an intention to make a bona fide sale of Stock for value, then the Purchase Price for any Stock which is the subject of such notice (including Stock which is being offered pursuant to the terms of Section 9.2 or 9.3) shall equal the price set forth in such notice, if such price is lower than the Purchase Price determined hereunder.

(b)  Except as provided in subparagraph (a) hereof and subject to subparagraph
     (e) hereof, the Purchase Price for any Stock purchased by an Eligible Purchaser on or after July 1, 1996 shall be the Formula Book Value of such Stock as of the last day of the Corporation's fiscal year coincident with or next preceding the Closing Date with respect to such purchase.

(c) Except as provided in subparagraph (a) hereof, the Purchase Price for any Stock purchased by the Corporation hereunder shall be determined as follows (subject to appropriate adjustment to reflect stock splits, stock dividends, combinations of shares and similar recapitalizations):

           The Purchase Price (P) per share for purchases by the Corporation with a date of Disposition Notice or a Determination Date on or after July 1, 1990 shall be determined by the following formula:

                 P=[Bx(1+(rxn/12))]+(dxn/12)
           B= Formula Book Value of such Stock as of the last day of the Corporation's fiscal year coincident with or next preceding the date of Disposition Notice under Section 9.1 or a Determination Date under
           Section 9.4, whichever is applicable;

           r= the actual percentage increase, if any, in the Formula Book Value of such Stock as of the last day of the Corporation's fiscal year during which such Disposition Notice or Determination Date occurs over the Formula Book Value as of the last day of the Corporation's prior fiscal year;

           n= the number of completed months between (1) the last day of the Corporation's fiscal year coincident with or next preceding such Disposition Notice or Determination Date, and (2) the date of such Disposition Notice or such Determination Date, whichever is applicable; and

           d= the dividend, if any, per share declared for such Stock for the fiscal year during which such Disposition Notice or Determination Date occurs (unless the shareholder actually receives the dividend for such year, in which case d=0).

(d) If, and only if, the Closing Date for the purchase by the Corporation or an Eligible Purchaser of any Stock under Section 9.4 hereof is more than thirty (30) days after the Determination Date, the Corporation will pay the selling shareholder interest on the amount of the Net Book Value denoted as "B" in the formula set forth in subparagraph (c) hereof at the Loan Rate (as described in Section 9.6(b)(iii) hereof) from the Determination Date to the Closing Date.

(e) Except as provided in subparagraph (a) hereof, with respect to any purchases of Stock by an Eligible Purchaser from a shareholder other than the Corporation, the Corporation will pay the selling shareholder an amount which is equal to "P" minus "B" in the formula set forth in subparagraph (c) hereof.

Section 9.6 Payment

(a) The Purchase Price for the Stock of the Corporation purchased hereunder by an Eligible Purchaser shall be paid in cash on the Closing Date, subject to
Section 9.5(e) hereof, except as the purchaser and seller may otherwise agree.

     (b.i) Payments by the Corporation of the portion of the Purchase Price representing the pro rata increase, if any, the Net Book Value of the Stock and the pro rata dividend may be made in multiple installments as may be determined by the President or Secretary from time-to-time, but no such installment shall be made later than eighteen (18) months after the Closing Date except as provided in subparagraph (b)(ii) hereof.

        (b.ii) Notwithstanding the provisions of subparagraph (b)(i) hereof, the Purchase Price for Stock of the Corporation purchased hereunder by the Corporation may be paid, at the option of the Corporation, (i) all in cash, or (ii) twenty-five percent (25%) in cash and the balance in a non-negotiable promissory note of the Corporation payable over a period of not more than three
                 (3) years following the Closing Date, no part of such note to be paid in the same calendar year in which the stock is purchased unless such note is paid in full within such calendar year, such note to bear interest on the unpaid balance thereof at the Loan Rate (as hereinafter defined), or (iii) on such other terms as seller and the Corporation may agree in writing.

        (b.iii) "Loan Rate" shall mean the interest rate for Wyatt shareholder loans in effect at such bank or banks as the Board of Directors, the President or the President's designee shall have approved for such loans on the date of issue of a note pursuant to subparagraph (b)(ii) hereof, or the Determination Date pursuant to Section 9.5(d) hereof, or 10% per annum, whichever is lower.

        Section 9.7 Endorsement on Stock Certificates. All certificates representing Stock of the Corporation shall be conspicuously endorsed with a legend substantially as follows:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT UNDER THE CIRCUMSTANCES SPECIFIED IN SECTION 9. OF THE BYLAWS OF THE CORPORATION, A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF WATSON WYATT & COMPANY WHO WILL MAIL A COPY THEREOF WITHOUT CHARGE TO THE HOLDER HEREOF WITHIN 5 DAYS OF A WRITTEN REQUEST THEREFOR."

        Section 9.8 [Reserved]

        Section 9.9 Definitions.

        (a) The term "Eligible Purchasers", as used herein, shall mean any of the following persons or entities:

                 (i) full-time employees or regular part-time employees of the Corporation or its subsidiaries who satisfy criteria approved from time-to-time by the Board of Directors;

                 (ii) a partner engaged full-time in a partnership practice of any affiliate or subsidiary, if applicable, of the Corporation;

                 (iii) a director of the Corporation or any subsidiary of the Corporation;

                 (iv) a corporation, partnership, association, or other entity with which the Corporation has an affiliated business relationship, as designated from time to time by the Board of Directors; or

                 (v) full-time employees or regular part-time employees of any corporation, partnership, association, or other entity with which the Corporation has an affiliated business relationship as designated from time to time by the Board of Directors and who satisfy criteria approved from time to time by the Board of Directors.

     The Board of Directors shall designate which persons in the categories of persons set forth above shall be deemed to be Eligible Purchasers with respect to any particular transaction. Designation as an Eligible Purchaser in connection with any offer and sale shall not create or imply any right to be so designated in connection with any other offer or sale or, if so designated, to be designated on the same terms and conditions.

(b) Net Book Value of Common Stock as used herein shall mean the consolidated net book value of the Common Stock of the Corporation determined, on an accrual basis, by generally accepted accounting principles except that in computing such Net Book Value as of June 30, 1984, or any subsequent fiscal year end, consolidated assets of the Corporation consisting of subscriber lists, computer software and data banks used principally in compensation survey or related businesses carried on by the Corporation or any subsidiary shall be valued at 50% of the Consolidated income received by the Corporation in receipt of such business during the fiscal year then ended. Formula Book Value as used herein shall mean the Net Book Value of the Corporation's Common Stock as of June 30, 1996, increased or decreased by net income or losses, and all other GAAP basis increases or decreases to Net Book Value occurring after June 30, 1996, adjusted to (i) spread the economic impact of certain real estate sublease losses over the remaining life of the sublease; and (ii) eliminate annual changes in the Currency Translation Adjustment ("CTA") occurring after June 30, 1996. Formula Book Value shall be determined by the independent certified public accountants of the Corporation from the Corporation's consolidated financial statement prepared on an accrual basis in accordance with generally accepted accounting principles as certified by such accountants, except as described above. Such determinations shall be conclusive and binding upon the Corporation and all holders of stock.

(c) The term "Closing Date" hereunder shall mean the time established by the President or Secretary pursuant to Section 9.1, 9.4 or 9.5 hereof.

(d) The term "Corporation" as used herein in Section 9 shall mean the Corporation, a Subsidiary, or an Affiliate as defined in ARTICLE FOURTEENTH of the Restated Certificate of Incorporation.

     Section 9.10 Benefit. The rights and restrictions contained herein shall be binding upon and inure to the benefit of all present and future shareholders of the Corporation, their heirs, executors, administrators, successors and assigns.

     Section 9.11 Amendment. Except as provided below, this Section 9 of the Bylaws of the Corporation may be altered, amended or repealed only upon the affirmative vote of the holders of Stock possessing at least 80% of the outstanding voting rights of the capital stock of the Corporation, voting as one aggregate class. If any such alteration, amendment or repeal affects any class or classes adversely, then, in addition to the affirmative vote required above, the affirmative vote of holders of at least a majority of the outstanding shares of each class so affected, voting separately as a class, shall be required, unless the effect of such alteration, amendment or repeal is adverse to all classes on a substantially equivalent basis. Notwithstanding the foregoing, any amendment to this Section 9 of the Bylaws of the Corporation describing the Purchase Price of any class of Stock hereafter authorized shall require only such affirmative vote of shareholders as Section 242 of the DGCL, as then in effect, requires to amend the Corporation's Restated Certificate of Incorporation to authorize the issuance of such class.

                                   EXHIBIT C

                       RESTRICTION ON TRANSFERS OF STOCK
                                 (AS PROPOSED)

     Section 9.1 Restriction on Stock. Except for (i) transfers to the Corporation or to trusts, personal holding companies or other entities satisfying the terms and conditions of Section 9.2 or 9.3 below, (ii) reversions from trusts described in Section 9.2 to the grantors thereof or their estates, or (iii) transfers from personal holding companies or similar entities described in Section 9.2 to the sole shareholders thereof, no present or future shareholder shall transfer, whether by way of sale, gift, hypothecation, trust distribution, will, intestacy or any other disposition, any shares of any class of capital stock ("Stock") in the Corporation now owned or hereafter acquired by such shareholder (including, without limitation, shares of Stock acquired upon conversion or exchange of other shares of Stock), without first giving the Corporation prior written notice of his intention to so dispose of such Stock. Said notice to the Corporation ("Disposition Notice") shall state the terms and conditions of the proposed disposition, including the names of the transferees, the purchase price and payment terms, if any, the type of disposition, and the number of shares to be transferred ("Offered Shares"). A shareholder giving a Disposition Notice is herein sometimes called an "Offering Stockholder".

(a) The Corporation shall have the option for a period of thirty days following the receipt of a Disposition Notice from an Offering Stockholder to buy on such Closing Date, as is determined by the President or Secretary, part or all of the Offered Shares at the price per share determined in accordance with Section 9.5 of this Section 9, provided that the Corporation may buy less than all of the Offered Shares if the balance of the Offered Shares is contemporaneously purchased by Eligible Purchasers (or otherwise disposed of in accordance with these Bylaws) or if the Offering Stockholder elects to accept offers by the Corporation and/or Eligible Purchasers to purchase less than all of the Offered Shares and to retain the balance of the Offered Shares. If the Corporation does not elect to purchase all Offered Shares, within thirty days after receipt of the Offering Stockholder's Disposition Notice, it shall forward to the Offering Stockholder a list of the names and addresses of all Eligible Purchasers together with a description of their respective rights to purchase Offered Shares not initially purchased by the Corporation.

     The Offering Stockholder shall within fifteen days after receipt of such list of Eligible Purchasers offer to sell the balance of the Offered Shares to such Eligible Purchasers in accordance with their respective rights to purchase set forth in such list.

(b) Elections by Eligible Purchasers to purchase Offered Shares under subsection (a) hereof shall be by written notice delivered both to the Corporation and to the Offering Stockholder within thirty days following the receipt of the offer to sell from the Offering Stockholder as provided in Section 9.1(a) hereof.

(c) The Corporation shall have the further option to buy or furnish Eligible Purchasers for any Offered Shares not initially to be purchased by the Corporation or by Eligible Purchasers under subsections (a) or (b) hereof within 120 days following receipt by the Corporation of the Disposition Notice.

(d)  The Offered Shares, if any, not purchased under subsections (a), (b), or
     (c) of this Section 9.1 may be disposed of within 150 days after receipt by the Corporation of the Disposition Notice, but only to persons and only on the terms and conditions set forth in the Disposition Notice. Any Offered Shares not so transferred within such 150-day period may not thereafter be transferred, except upon compliance with the terms of this Section 9 of the Bylaws and as if they had not been previously offered hereunder. Any attempt to transfer any Stock of the Corporation in contravention of the provisions of this Section 9 shall be null and void and without legal effect, except that such attempted transfer shall constitute a continuing offer to sell all such Stock under Section 9.1 (a) hereof. The price at which such Stock may be purchased by the Corporation or Eligible Purchasers shall be determined pursuant to Section 9.5 of this Section 9; such Stock will be deemed to have been offered at the date of the attempted transfer; and, for purposes hereof, such attempted transfer shall be deemed to constitute the giving of a Disposition Notice under Section 9.1, but there shall be no limitations on the time periods within which the Corporation and/or Eligible Purchasers shall be required to exercise their rights hereunder.

     Section 9.2 Revocable Trusts; Personal Holding Corporations.

(a) Anything in this Section 9 to the contrary notwithstanding, any shareholder may, with the approval of the Board of Directors or such officer(s) as may be designated by the Board of Directors for such purpose, transfer any or all Stock of the Corporation now owned or hereafter acquired by him to a revocable trust for the sole benefit of himself during his lifetime, provided that:

     (i) the trust instrument acknowledges that the Stock is held subject to the terms and conditions of these Bylaws;

     (ii)  the trust, by its terms, provides that on the first to occur of:

           (A)  the termination of the trust,

           (B) the ceasing of the shareholder to act as sole trustee of the trust, or

           (C) any event described in Section 9.4 with respect to the settlor, all stock of the Corporation then held by the trust will either revert to the shareholder or be offered for sale by the same procedure as set forth in Section 9.1 hereof.

     (iii) the shareholder is the sole trustee of said trust and the trust grants to the shareholder and to no other person, corporation or other entity full powers as trustee with respect to all Stock of the Corporation at any time held by the Trust, including powers to attend all meetings of shareholders, vote such shares and give proxies with respect thereto, make all decisions with respect to the trust's sale or purchase thereof, including the power to direct the sale of some or all of the Stock of the Corporation at any time for any reason deemed valid by said shareholder;

     (iv) a copy of the trust, as from time to time amended, is at all times kept on file by the Trustee thereof with the Secretary of the Corporation; and

     (v) the trust, by its terms, provides that any amendment that in any way affects the Stock of the Corporation held by the trust or any of the provisions relating to such Stock set forth in subparagraphs [(a)](i) through [d](iv) above, must be approved in advance by the President, Treasurer or Secretary of the Corporation or shall be null and void and of no effect with respect to such Stock.

(b) Personal Holding Corporations. Anything in this Section 9 to the contrary notwithstanding, any non-U.S. resident shareholder of the Corporation's stock (for purposes of this paragraph, the "Shareholder") may, with the approval of the Board of Directors or such officer(s) as may be designated by the Board of Directors for such purpose, transfer any or all Stock of the Corporation now issued or hereafter acquired by him (or direct the Corporation to issue stock allocated by the Corporation to him) to a personal holding corporation incorporated under the laws of a jurisdiction outside of the United States which corporation is wholly-owned by such Shareholder (or such similar entity under the laws of the jurisdiction in which such Shareholder is domiciled which is wholly-owned by such Shareholder and which is approved by the General Counsel of the Corporation in his discretion), provided that:

(i) One hundred percent (100%) of the stock of such personal holding corporation is owned solely by the Shareholder (or the ownership of such other similar approved entity is one hundred percent (100%) vested in the Shareholder) and no person, corporation or other entity other than the Shareholder shall have any rights or powers with respect to the ownership, control or direction of any stock of such personal holding corporation or other similar approved entity or any stock of the Corporation at any time held by such personal holding corporation or other similar approved entity, including, without limitation, any right to attend meetings of shareholders, vote such shares or give proxies with respect thereto;

(ii) the Articles of Incorporation, Bylaws and any other charter or governing documents of such personal holding corporation or other similar approved entity contain restrictions on the transfer of its stock which have substantially the same effect as the stock transfer restrictions contained in these Bylaws, and are approved in writing by the General Counsel of the Corporation, are not amended without such approval and certified or notarized copies thereof are at all times kept on file with the Secretary of the Corporation;

(iii) all stock certificates of the personal holding corporation (or similar documents evidencing ownership of such other similar approved entity) contain a legend identifying the existence of such transfer restrictions;

(iv) such personal holding corporation or similar approved entity shall agree in writing with the Corporation not to issue or allot any additional stock of any class to anyone other than the Shareholder;

(v) the Shareholder and the personal holding corporation or other similar approved entity agree with the Corporation in writing, in a form approved by the General Counsel of the Corporation, that they will abide by all of the terms restricting the transfer of the Corporation's stock as set forth in these Bylaws (as they may be amended from time to time) and that they will take or cause to be taken all steps which may be required in order to assure compliance with the stock transfer restrictions contained in these Bylaws, including an agreement not to transfer the stock of the personal holding corporation (or other evidence of ownership of a similar approved entity); and

(vi) the personal holding corporation (or similar approved entity) and the Shareholder shall agree in writing with each other and the Corporation that, upon the first to occur of:

      (A)  any event described in Section 9.4 with respect to the Shareholder;

      (B) the bankruptcy, insolvency, dissolution (either voluntary or involuntary), sale or merger of the personal holding corporation or other similar approved entity, or the sale or attempted sale of any of its stock, other than in accordance with these Bylaws, or its assets, or the imposition of any lien upon the stock of the Corporation or other assets owned by the personal holding corporation or other similar approved entity; or

      (C) the amendment of the Articles of Incorporation, Bylaws, or other charter or governing documents of such personal holding corporation or other similar approved entity, which amendment is not approved in writing by the General

                    Counsel of the Corporation, or any breach of any of the provisions of subparagraphs (i) through (v) of this subsection;

              all stock of the Corporation then owned by the personal holding corporation or other similar approved entity will be deemed to be offered for sale by the same procedures as set forth in Section
              9.1 hereof.

        Section 9.3 Employee Trusts. Anything in this Section 9 to the contrary notwithstanding, Stock of the Corporation may be owned by one or more trusts maintained exclusively for the benefit of employees of the Corporation and/or any of its present or future subsidiaries and either qualified under Section 401(a) or 501(a) of the Internal Revenue Code of 1986 (or any successor statute), or approved by the Board of Directors of the Corporation, provided that:

(a) upon the occurrence of any event specified in Section 9.4 with respect to any employee who is then a beneficiary of such trust, the trust shall offer for sale in accordance with the terms and provisions of Section
        9.4 hereof:

        (i) all Stock of the Corporation, if any, allocated to the separate account of such employee under the trust's terms; and

        (ii) a pro rata portion of all Stock of the Corporation held by such trust and not allocated to the separate accounts of beneficiaries, such pro rata portion to be based upon such actuarial and other considerations as the trustees of the trust and the Board of Directors of the Corporation shall, in their absolute discretion, deem appropriate.

        Section 9.4 Death, Termination of Employment, Bankruptcy, Liens. On the death of a shareholder, or upon the termination of a shareholders employment with the Corporation or any subsidiary of the Corporation, whether said termination be by retirement, voluntary or involuntary termination, or for any other reason, or upon the Corporation receiving actual knowledge that a shareholder or any personal holding corporation or similar approved entity as described in Section 9.2 has become bankrupt or suffered or permitted the imposition of any lien or attachment on any Stock of the Corporation owned by such shareholder or any trust, personal holding company or other similar approved entity holding Stock for his benefit, whichever first occurs ("Determination Date"), all Stock of the Corporation then owned by such shareholder or his representative or held for his benefit in any trust, personal holding company or other entity permitted hereunder shall be deemed offered for sale and to constitute Offered Shares subject to purchase by the same procedure as set forth in Section 9.1 of this Section 9, excepting that, purchase of such shares shall occur on such Closing Date (not more than 245 days after the Determination Date), as the President or Secretary shall determine with payment to be made in accordance with Section 9.6 hereof. Any of such shares of Stock not elected to be purchased by the Corporation or by Eligible Purchasers within 245 days after the Determination Date shall be purchased by the Corporation unless and to the extent that the Corporation is prohibited from doing so by the DGCL. For purposes of this Section 9.4, notwithstanding any other provision of this Bylaw, a shareholder shall be deemed to own all Stock transferred by him to a trust satisfying the terms and conditions of Section 9.2 hereof and such trust shall have the same obligations with respect to the sale of such Stock hereunder as the shareholder would have had if the Stock had not been transferred to said trust.

Section 9.5 Purchase Price

(a) The Purchase Price for any Stock of the Corporation shall be determined in accordance with this Section 9.5, excepting that if a Disposition Notice given under Section 9.1 indicates an intention to make a bona fide sale of Stock for value, then the Purchase Price for any Stock which is the subject of such notice (including Stock which is being offered pursuant to the terms of Section 9.2 or 9.3) shall equal the price set forth in such notice, if such price is lower than the Purchase Price determined hereunder.

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(b)  Except as provided in subparagraph (a) hereof and subject to subparagraph
     (e) hereof, the Purchase Price for any Stock purchased by an Eligible Purchaser on or after July 1, 1996 shall be the Formula Book Value of such Stock as of the last day of the Corporation's fiscal year coincident with or next preceding the Closing Date with respect to such purchase.

(c) Except as provided in subparagraph (a) hereof, the Purchase Price for any Stock purchased by the Corporation hereunder shall be determined as follows (subject to appropriate adjustment to reflect stock splits, stock dividends, combinations of shares and similar recapitalizations):

           The Purchase Price (P) per share for purchases by the Corporation with a date of Disposition Notice or a Determination Date on or after July 1, 1990 shall be determined by the following formula:

                 P=[Bx(1+(rxn/12))]+(dxn/12)
           B= Formula Book Value of such Stock as of the last day of the Corporation's fiscal year coincident with or next preceding the date of Disposition Notice under Section 9.1 or a Determination Date under
           Section 9.4, whichever is applicable;

           r= the actual percentage increase, if any, in the Formula Book Value of such Stock as of the last day of the Corporation's fiscal year during which such Disposition Notice or Determination Date occurs over the Formula Book Value as of the last day of the Corporation's prior fiscal year;

           n= the number of completed months between (1) the last day of the Corporation's fiscal year coincident with or next preceding such Disposition Notice or Determination Date, and (2) the date of such Disposition Notice or such Determination Date, whichever is applicable; and

           d= the dividend, if any, per share declared for such Stock for the fiscal year during which such Disposition Notice or Determination Date occurs (unless the shareholder actually receives the dividend for such year, in which case d=0).

(d) If, and only if, the Closing Date for the purchase by the Corporation or an Eligible Purchaser of any Stock under Section 9.4 hereof is more than thirty (30) days after the Determination Date, the Corporation will pay the selling shareholder interest on the amount of the Net Book Value denoted as "B" in the formula set forth in subparagraph (c) hereof at the Loan Rate (as described in Section 9.6(b)(iii) hereof) from the Determination Date to the Closing Date.

(e) Except as provided in subparagraph (a) hereof, with respect to any purchases of Stock by an Eligible Purchaser from a shareholder other than the Corporation, the Corporation will pay the selling shareholder an amount which is equal to "P" minus "B" in the formula set forth in subparagraph (c) hereof.

Section 9.6 Payment

(a) The Purchase Price for the Stock of the Corporation purchased hereunder by an Eligible Purchaser shall be paid in cash on the Closing Date, subject to
Section 9.5(e) hereof, except as the purchaser and seller may otherwise agree.

     (b.i) Payments by the Corporation of the portion of the Purchase Price representing the pro rata increase, if any, the Net Book Value of the Stock and the pro rata dividend may be made in multiple installments as may be determined by the President or Secretary from time-to-time, but no such installment shall be made later than eighteen (18) months after the Closing Date except as provided in subparagraph (b)(ii) hereof.


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        (b.ii)   Notwithstanding the provisions of subparagraph (b)(i) hereof, the Purchase Price for Stock of the Corporation purchased hereunder by the Corporation may be paid, at the option of the Corporation, (i) all in cash, or (ii) twenty-five percent (25%) in cash and the balance in a non-negotiable promissory note of the Corporation payable over a period of not more than three
                 (3) years following the Closing Date, no part of such note to be paid in the same calendar year in which the stock is purchased unless such note is paid in full within such calendar year, such note to bear interest on the unpaid balance thereof at the Loan Rate (as hereinafter defined), or (iii) on such other terms as seller and the Corporation may agree in writing.

        (b.iii) "Loan Rate" shall mean the interest rate for Wyatt shareholder loans in effect as such bank or banks as the Board of Directors, the President or the President's designee shall have approved for such loans on the date of issue of a note pursuant to subparagraph (b)(ii) hereof, or the Determination Date pursuant to Section 9.5(d) hereof, or 10% per annum, which ever is lower.

        Section 9.7 Endorsement on Stock Certificates. All certificates representing Stock of the Corporation shall be conspicuously endorsed with a legend substantially as follows:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT UNDER THE CIRCUMSTANCES SPECIFIED IN SECTION 9. OF THE BYLAWS OF THE CORPORATION, A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF WATSON WYATT & COMPANY WHO WILL MAIL A COPY THEREOF WITHOUT CHARGE TO THE HOLDER HEREOF WITHIN 5 DAYS OF A WRITTEN REQUEST THEREFOR."

        Section 9.8 [Reserved]

        Section 9.9 Definitions.

        (a) The term "Eligible Purchasers", as used herein, shall mean any of the following persons or entities:

                 (i) full-time employees or regular part-time employees of the Corporation or its subsidiaries who satisfy criteria approved from time-to-time by the Board of Directors;

                 (ii) a partner engaged full-time in a partnership practice of any affiliate or subsidiary, if applicable, of the Corporation;

                 (iii) a director of the Corporation or any subsidiary of the Corporation;

                 (iv) a corporation, partnership, association, or other entity with which the Corporation has an affiliated business relationship, as designated from time to time by the Board of Directors; or

                 (v) full-time employees or regular part-time employees of any corporation, partnership, association, or other entity with which the Corporation has an affiliated business relationship as designated from time to time by the Board of Directors and who satisfy criteria approved from time to time by the Board of Directors.

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     The Board of Directors shall designate which persons in the categories of persons set forth above shall be deemed to be Eligible Purchasers with respect to any particular transaction. Designation as an Eligible Purchaser in connection with any offer and sale shall not create or imply any right to be so designated in connection with any other offer or sale or, if so designated, to be designated on the same terms and conditions.

     (b) Net Book Value of Common Stock as used herein shall mean the consolidated net book value (defined as the sum of Redeemable Common Stock and Permanent Shareholders' Equity on the Corporation's Consolidated Balance Sheet as of the fiscal year end) of the Common Stock of the Corporation determined, on an accrual basis, by generally accepted accounting principles ("GAAP") except that in computing such Net Book Value as of June 30, 1984, or any subsequent fiscal year end, consolidated assets of the Corporation consisting of subscriber lists, computer software and data banks used principally in compensation survey or related businesses carried on by the Corporation or any subsidiary shall be valued at 50% of the Consolidated income received by the Corporation in respect of such business during the fiscal year then ended. Formula Book Value as used herein shall mean the Net Book Value of the Corporation's Common Stock as of June 30, 1996, increased or decreased by net income or losses, and all other GAAP basis increases or decreases to Net Book Value occurring after June 30, 1996, and adjusted to (i) spread the economic impact of certain real estate sublease losses over the remaining life of the sublease; (ii) eliminate annual changes in the Currency Translation Adjustment ("CTA") occurring after June 30, 1996; and (iii) eliminate the after-tax increases or decreases in Net Book Value recorded in accordance with GAAP as a result of the Discontinuation of the Outsourcing Business. The "Discontinuation of the Outsourcing Business" as used herein means the discontinuation of the outsourcing business pursuant to the Discontinuation Plan adopted by the Board of Directors of the Corporation on February 18, 1998, as set forth in the minutes of the meeting of the Board of Directors of the Corporation held on February 18, 1998.


(c) The term "Closing Date" hereunder shall mean the time established by the President or Secretary pursuant to Section 9.1, 9.4 or 9.5 hereof.

(d) The term "Corporation" as used herein in Section 9 shall mean the Corporation, a Subsidiary, or an Affiliate as defined in ARTICLE FOURTEENTH of the Restated Certificate of Incorporation.

     Section 9.10 Benefit. The rights and restrictions contained herein shall be binding upon and inure to the benefit of all present and future shareholders of the Corporation, their heirs, executors, administrators, successors and assigns.

     Section 9.11 Amendment. Except as provided below, this Section 9 of the Bylaws of the Corporation may be altered, amended or repealed only upon the affirmative vote of the holders of Stock possessing at least 80% of the outstanding voting rights of the capital stock of the Corporation, voting as one aggregate class. If any such alteration, amendment or repeal affects any class or classes adversely, then, in addition to the affirmative vote required above, the affirmative vote of holders of at least a majority of the outstanding shares of each class so affected, voting separately as a class, shall be required, unless the effect of such alteration, amendment or repeal is adverse to all classes on a substantially equivalent basis. Notwithstanding the foregoing, any amendment to this Section 9 of the Bylaws of the Corporation describing the Purchase Price of any class of Stock hereafter authorized shall require only such affirmative vote of shareholders as Section 242 of the DGCL as then in effect, requires to amend the Corporation's Restated Certificate of Incorporation to authorize the issuance of such class.

                               PRELIMINARY COPIES

MANAGEMENT PROXY                                          WATSON WYATT & COMPANY


The undersigned hereby appoints A. W. Smith, Jr. and Walter W. Bardenwerper, and each of them, as his or her proxies, each with full power of substitution, to vote all of the undersigned's shares of capital stock of Watson Wyatt & Company (the "Company") at the Special Meeting of Stockholders of the Company to be held on May 5, 1998, and at any adjournments thereof, with the same authority as if the undersigned were personally present, as specified below:

THE DIRECTORS OF THE COMPANY RECOMMEND A VOTE "FOR" THE FOLLOWING PROPOSAL:

      I.   [_] FOR [_] AGAINST [_] ABSTAIN regarding the proposed amendments to
           Article 9 of the Company's Bylaws to modify certain aspects of the method of calculating the share price of the Company's common stock.

      II. In their discretion, the proxies are authorized to consider and act upon all other matters that may properly come before the meeting or any and all postponements or adjournments thereof.

UNLESS A CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSED AMENDMENTS TO ARTICLE 9 OF THE COMPANY'S BYLAWS TO MODIFY CERTAIN ASPECTS OF THE METHOD OF CALCULATING THE SHARE PRICE OF THE COMPANY'S COMMON STOCK. THE UNDERSIGNED HEREBY REVOKES ANY PROXY HERETOFORE GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE AND PROXY STATEMENT FOR THE SPECIAL MEETING.

When signing in any representative capacity, please insert your title and attach papers showing your authority unless already on file with the Company.


-----------------------------                        ---------------------------
Signature of Shareholder                                Watson Wyatt Office


-----------------------------                        ---------------------------
Please Print Shareholder Name                            Date Signed


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. Shareholders must deliver their signed Proxy (in the envelope provided) to their Office Administrator for forwarding to the Corporate Secretary. Please mark, sign, date and return this Proxy to your Office Administrator on or before ____________, 1998.

                              PRELIMINARY COPIES

MANAGEMENT PROXY                                          WATSON WYATT & COMPANY

The undersigned hereby appoints A.W. Smith, Jr. and Walter W. Bardenwerper, and each of them, as his or her proxies, each with full power of substitution, to vote all of the undersigned's shares of capital stock of Watson Wyatt & Company (the "Company") at the Special Meeting of Stockholders of the Company to be held on May 5, 1998, and at any adjournments thereof, with the same authority as if the undersigned were personally present, as specified below:

THE DIRECTORS OF THE COMPANY RECOMMEND A VOTE "FOR" THE FOLLOWING PROPOSAL:

     II.  [_] FOR [_] AGAINST [_] ABSTAIN regarding the proposed amendments to
          Article 9 of the Company's Bylaws to modify certain aspects of the method of calculating the share price of the Company's common stock.

     III. In their discretion, the proxies are authorized to consider and act upon all other matters that may properly come before the meeting or any and all postponements or adjournments thereof.

UNLESS A CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSED AMENDMENTS TO ARTICLE 9 OF THE COMPANY'S BYLAWS TO MODIFY CERTAIN ASPECTS OF THE METHOD OF CALCULATING THE SHARE PRICE OF THE COMPANY'S COMMON STOCK. THE UNDERSIGNED HEREBY REVOKES ANY PROXY HERETOFORE GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE AND PROXY STATEMENT FOR THE SPECIAL MEETING.

When signing in any representative capacity, please insert your title and attach papers showing your authority unless already on file with the Company.

--------------------------                             -------------------------
Signature of Shareholder                                  Watson Wyatt Office

--------------------------                             -------------------------
Please Print Shareholder Name                               Date Signed

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. Shareholders must deliver their signed Proxy (in the envelope provided) to their Office
Administrator for forwarding to [         ]. Please mark, sign, date and return
this Proxy to your Office Administrator on or before _______________, 1998.